Exhibit 10.24

PURCHASE AGREEMENT

by and between

H-LINES HOLDING CORP.

(Company)

and

JAMES G. CAMERON

(Purchaser)

Dated as of January 28, 2005

PURCHASE AGREEMENT

PURCHASE AGREEMENT, dated as of January 28, 2005 (this “Agreement”), by and between H-Lines Holding Corp., a Delaware corporation (the “Company”), and James G. Cameron (the “Purchaser”).

WHEREAS, the Purchaser desires to purchase from the Company, and the Company desires to sell to the Purchaser, the number of shares of Series A Redeemable Preferred Stock, par value $.01 per share, of the Company (the “Preferred Shares”), and the number of shares of Common Stock, par value $.01 per share, of the Company (the “Common Shares”; and together with the Preferred Shares, the “Company Securities”) set forth opposite the name of the Purchaser on Annex I hereto for the purchase price in cash specified in this Agreement; and

WHEREAS, the conditions precedent to the purchase of Company Securities by the Purchaser from the Company pursuant to this Agreement shall include the Purchaser agreeing to become a “Stockholder” under, party to and bound by (i) that certain Stockholders Agreement dated as of July 7, 2004, among the Company and such other parties whose names appear on the signature pages thereto, as amended by the First Amendment to Stockholders Agreement dated as of October 15, 2004, among such parties, and as further amended, amended and restated, supplemented or otherwise modified from time to time (the “Stockholders Agreement”), and (ii) that certain Amended and Restated Voting Trust Agreement dated as of October 15, 2004, among the Company, John K. Castle and such other parties whose names appear on the signature pages thereto, as amended, amended and restated, supplemented or otherwise modified from time to time (the “H-Lines Voting Trust Agreement”).

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.	Definitions.

As used in this Purchase Agreement, the following terms shall have the meanings ascribed to them below:

“Agreement” shall have the meaning ascribed to such term in the caption to this Purchase Agreement.

“Applicable Law” shall mean, with respect to any Person, all provisions of laws, statutes, ordinances, rules, regulations, permits, certificates or orders of any Governmental Authority applicable to such Person or any of its assets or property or to which such Person or any of its assets or property is subject, and all judgments, injunctions, orders and decrees of all courts and arbitrators in proceedings or actions in which such Person is a party or by which it or any of its assets or properties is or may be bound or subject.

“business day” shall mean any day other than a Saturday, Sunday or any other day on which commercial banks are required or authorized by law or regulation to be closed in New York, New York, or Charlotte, North Carolina.

“Bylaws” shall mean the Bylaws of the Company, together with all amendments and any other modifications thereto, as in effect from time to time.

“Castle Harlan” shall mean Castle Harlan, Inc., a Delaware corporation.

“Certificate of Incorporation” shall mean the Certificate of Incorporation of the Company, together with all amendments and any other modifications thereto, as in effect from time to time.

“Citizen of the United States” shall mean a “Citizen of the United States” within the meaning of Section 2 of the Shipping Act of 1916, as amended, 46 U.S.C. App. § 802, specifically including subsection (c) of such section, qualified to own and operate vessels in the coastwise trade of the United States so long as such law, or any other law, rule or regulation to the same substantial effect, remains in effect.

“Closing” shall have the meaning set forth in Section 2(b)(i).

“Closing Date” shall have the meaning set forth in Section 2(b)(i).

“Common Shares” shall have the meaning set forth in the recitals hereto.

“Company” shall have the meaning set forth in the caption to this Purchase Agreement.

“Company Securities” shall have the meaning set forth in the recitals hereto.

“Fundamental Documents” shall mean the documents by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. For example, the “Fundamental Documents” of a corporation would be its certificate of incorporation and bylaws.

“Governmental Authority” means any Federal, state, municipal, local or foreign government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, tribunal, arbitrator or arbitral body.

“H-Lines Voting Trust Agreement” shall have the meaning set forth in the recitals hereto.

“HLHC” shall mean Horizon Lines Holding Corp., a Delaware corporation.

“HLHC/Horizon Notes” shall mean the $250 million original principal amount of 9.0% Senior Notes due 2012 issued by HLHC and Horizon.

“HLHC Voting Trust Agreement” shall mean that certain Amended and Restated Voting Trust Agreement dated as of July 7, 2004, among HLHC, John K. Castle and such other parties whose names appear on the signature pages thereto, as amended, amended and restated, supplemented or otherwise modified from time to time.

“H-Lines Finance Notes” shall mean the $160 million principal amount at maturity of 11.0% Senior Discount Notes due 2013 issued by H-Lines Finance Holding Corp.

“H-Lines Voting Trust Agreement” shall have the meaning set forth in the recitals hereto.

“H-Lines Voting Trust Agreement Instrument” shall mean an Instrument of Accession, in substantially the same form as annexed hereto as Annex II, executed by the Purchaser and the Voting Trustee, pursuant to which the Purchaser shall become a party to the H-Lines Voting Trust Agreement.

“H-Lines Voting Trustee” shall have the meaning ascribed to such term in the H-Lines Voting Trust Agreement.

“Horizon” shall mean Horizon Lines, LLC, a Delaware limited liability company.

“Marad” shall mean the Maritime Administration, United States Department of Transportation.

“Note Offering Circulars” shall mean (i) the offering circular of HLHC and Horizon, dated June 30, 2004, with respect to the offering of the HLHC/Horizon Notes and (ii) the offering circular of H-Lines Finance Holding Corp., dated December 7, 2004, with respect to the offering of the H-Lines Finance Notes.

“Person” shall mean any individual, firm, partnership, corporation, trust, joint venture, limited liability company, association, joint stock company, unincorporated organization or any other entity or organization, including a governmental entity or any department, agency or political subdivision thereof.

“Preferred Shares” shall have the meaning set forth in the recitals hereto.

“Purchase Price” shall have the meaning set forth in Section 2(a).

“Purchaser” shall have the meaning set forth in the caption to this Purchase Agreement.

“Put/Call Agreement” shall mean that certain Put/Call Agreement dated as of July 7, 2004, among the Company and the other parties thereto, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Securities Act” shall mean the Securities Act of 1933, as amended and all rules and regulations promulgated thereunder.

“Stockholders Agreement” shall have the meaning set forth in the recitals hereto.

“Stockholders Agreement Instrument” shall mean an Instrument of Accession, in substantially the same form as annexed hereto as Annex IV, executed by the Purchaser and the Company, pursuant to which the Puchaser shall become a party to the Stockholders Agreement

“Subsidiary” shall mean any Person (other than an individual) with respect to which a specified Person (or Subsidiary thereof) has the power to vote or direct the voting of sufficient securities to elect a majority of the board of directors, if a corporation, or other Persons performing similar functions.

“Transaction Documents” shall mean this Agreement, the Stockholders Agreement, the Stockholders Agreement Instrument, the H-Lines Voting Trust Agreement, and the H-Lines Voting Trust Agreement Instrument.

“transfer” and “dispose” shall have, unless the context indicates otherwise, the respective meanings ascribed to such terms in the Stockholders Agreement.

“Transferee” shall have the meaning set forth in Section 8(a).

2.	Purchase.

(a) Purchase.

Subject to the terms and conditions set forth in this Agreement, as of the Closing Date, the Purchaser hereby agrees to purchase from the Company, and the Company hereby agrees to sell to the Purchaser, the respective numbers of Common Shares and Preferred Shares set forth opposite the Purchaser’s name on Annex I hereto for an aggregate purchase price in cash equal to the amount set forth opposite the name of the Purchaser under the eighth column on Annex I (the “Purchase Price”).

(b) The Closing.

(i) The closing (the “Closing”) of the purchase of the Company Securities to be acquired by the Purchaser pursuant to Section 2(a) hereof shall, subject to the satisfaction of the waiver of the applicable conditions precedent set forth in Section 5 below, take place at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022, on the date hereof (the “Closing Date”).

(ii) At the Closing, (A) the Purchaser shall pay the Purchase Price to the Company, by wire transfer of immediately available funds pursuant to payment instructions furnished by the Company to the Purchaser, (B) the Company shall deliver to, and deposit with, the H-Lines Voting Trustee the certificates representing the Company Securities acquired by the Purchaser pursuant to Section 2(a) hereof (which shall be held in a voting trust in accordance with the H-Lines Voting Trust Agreement), (C) the Purchaser shall deliver to the H-Lines Voting Trustee stock powers with respect to such Company Securities duly executed by such Purchaser in blank (which shall be held in a voting trust in accordance with the H-Lines Voting Trust Agreement), (D) the Company shall cause the H-Lines Voting Trustee to issue and deliver to the Purchaser a Voting Trust Certificate in substantially the same form annexed hereto as Annex III with respect to such Company Securities, and (E) the Purchaser and the Company shall execute and deliver the H-Lines Voting Trust Agreement Instrument, and the Stockholders Agreement Instrument.

(c) Use of Proceeds. The proceeds received by the Company from the issuance and sale of Company Securities to the Purchaser pursuant to Section 2(a) shall be used by the Company for working capital and general corporate purposes.

3.	Representations and Warranties and Covenants of the Purchaser.

(a) The Purchaser represents and warrants that he is acquiring Company Securities for investment for his own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof in violation of the Securities Act. The Purchaser agrees that he will not, directly or indirectly, offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Company Securities (or solicit any offers to buy, purchase, or otherwise acquire or take a pledge of any Company Securities), except in compliance with the Securities Act, the rules and regulations promulgated thereunder, applicable state securities laws and the provisions of the Transaction Documents to which he is a party. The Purchaser represents and warrants that no other Person will have any interest, beneficial or otherwise, in the Company Securities acquired by the Purchaser hereby, except as permitted in the Transaction Documents to which the Purchaser is specified to be a party.

(b) The Purchaser acknowledges that he has been advised that (i) Company Securities are not registered under the Securities Act, and the Company has no obligation to effectuate any such registration, (ii) Company Securities must be held indefinitely and the Purchaser must continue to bear the economic risk of his investment in Company Securities unless they are subsequently registered under the Securities Act or an exemption from such registration is available, (iii) Rule 144 promulgated under the Securities Act is not presently available with respect to the sale of any securities of the Company, and the Company has no obligation nor any intention to make such Rule available, (iv) when and if any Company Securities may be disposed of without registration in reliance on Rule 144, the amounts that may be disposed of may be limited in accordance with the terms and conditions of such Rule, (v) if the Rule 144 exemption is not available, sale without registration will require compliance with Regulation D or some other exemption under the Securities Act, (vi) restrictive legends will be placed on the certificates representing Company Securities, and (vii) notations will be made in the appropriate records of the Company indicating that Company Securities are subject to restrictions on transfer and, if the Company should at some time in the future engage the services of a stock transfer agent, appropriate stop-transfer restrictions will be issued to such transfer agent with respect to Company Securities,

(c) The Purchaser hereby covenants that if any Company Securities are disposed of by the Purchaser (i) in reliance upon Rule 144 under the Securities Act, the Purchaser shall deliver to the Company at or prior to the time of such disposition an executed copy of Form 144 (if required by Rule 144) and such other documentation as the Company may reasonably require in connection with such disposition or (ii) pursuant to another exemption from registration under the Securities Act, the Purchaser shall deliver to the Company a legal opinion, reasonably satisfactory to the Company, as to the availability of and compliance with such exemption.

(d) The Purchaser represents and warrants that (i) he can afford to hold Company Securities for an indefinite period and to suffer the complete loss of his investment in Company Securities, (ii) he understands and has taken cognizance of all the risk factors related to its acquisition of Company Securities, (iii) his knowledge and experience in financial and business matters is such that he is capable of evaluating the merits and risks of acquiring Company Securities, (iv) he has reviewed, or has had an opportunity to review, copies of (A) this Agreement and the other Transaction Documents, (B) the Put/Call Agreement and the HLHC Voting Trust Agreement, (C) the loan agreements, indentures, notes and related documents with the senior lenders to the Company and/or its subsidiaries, the holders of the HLHC/Horizon Notes and/or the holders of the H-Lines Finance Notes, (D) the Company’s Certificate of Incorporation (including, but not limited to, the provisions of Article V thereof, which (1) set forth the Company’s policy with respect to the ownership of Company Securities by Persons which are not Citizens of the United States, (2) impose transfer restrictions on Company Securities, (3) authorize the marking of certificates evidencing Company Securities to indicate whether the holder thereof is a Citizen of the United States, and (4) grant the Company certain rights of redemption with respect to Company Securities), (E) the Company’s Bylaws, (F) the Note Offering Circulars, and (G) the other agreements contemplated hereby and thereby and all of the exhibits and schedules attached hereto and thereto.

(e) The Purchaser represents and warrants that (i) he is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act, as presently in effect, and (ii) he has had the opportunity to discuss the business, management and financial affairs (current and prospective) of the Company and its Subsidiaries with the directors, officers and management of the Company and its Subsidiaries and to review the operations and facilities of the Company and its Subsidiaries.

(f) The Purchaser represents and warrants that (i) he has the requisite legal capacity to execute and deliver this Agreement and the other Transaction Documents to which he is a party and to perform his obligations under this Agreement and such other Transaction Documents, (ii) the execution and delivery by the Purchaser of this Agreement and each other Transaction Document to which he is a party, and the performance by the Purchaser of his obligations under this Agreement and each such other Transaction Document, will not result in any conflict with, or result in a violation or breach of, (1) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Purchaser is a party or by which any property or asset of the Purchaser is bound, or (2) any Applicable Law to which the Purchaser is subject or by which any property or asset of the Purchaser is bound, and (iii) this Agreement and each such other Transaction Document constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

(g) The Purchaser represents and warrants that he has the financial capability to consummate the transactions contemplated by this Agreement and the other Transaction Documents to which he is a party, and that he understands that, under the terms of this Agreement and such other Transaction Documents, his obligations hereunder and thereunder are not in any way contingent or otherwise subject to (i) his consummation of any financing arrangements or his obtaining any financing or (ii) the availability of any financing to him.

(h) The Purchaser represents and warrants that he is a Citizen of the United States.

(i) From the Closing Date until such time after the Closing at which the Purchaser holds no shares of any class or series of Company Securities, the Purchaser covenants as follows:

(i) at any time the Purchaser ceases to be a Citizen of the United States, the Purchaser shall notify the Company thereof immediately thereafter;

(ii) the Purchaser shall (A) promptly make or cause to be made the filings with Marad or the United States Coast Guard, if any, requested of such Person by the Company (or such Governmental Authority) with respect to the status of such Person as a Citizen of the United States (and the Purchaser further covenants that such filings shall be true and correct), (B) comply at the earliest practicable date with any request by the Company (or Marad or the United States Coast Guard) for additional information, documents or other material with respect to such Person or his status as a Citizen of the United States, and (C) cooperate with the Company in connection with any such filing or request and in connection with resolving any investigation or other inquiry of the Company, Marad or the United States Coast Guard with respect to such filing or request; and

(iii) the Purchaser shall promptly inform the Company of any communication by such Person with, and any proposed understanding, undertaking, or agreement of such Person with, Marad or the United States Coast Guard regarding any filings or requests referred to in clause (ii) above.

4.	Representations and Warranties of the Company.

The Company represents and warrants to the Purchaser as follows:

(a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to do business to transact business and is in good standing in each jurisdiction in which such qualification is required. The Company has all required power and authority necessary to own and operate its property and to carry on its business as now conducted and presently proposed to be conducted.

(b) The Company has the requisite corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform its obligations under this Agreement and such other Transaction Documents. The execution and delivery by the Company of this Agreement and the other Transaction Documents to which it is a party and the performance by the Company of its obligations thereunder have been duly authorized by all necessary corporate action on its part, and no other corporate proceedings on the part of the Company are necessary to authorize its execution and delivery of this Agreement or such other Transaction Documents or its performance of its obligations under this Agreement or such other Transaction Documents. This Agreement and each other Transaction Document to which the Company is a party has been duly executed and delivered by the Company. This Agreement and each other Transaction Document to which the Company is a party constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

(c) The execution and delivery by the Company of this Agreement and each other Transaction Document to which it is a party, and the performance by the Company of its obligations under this Agreement and each such other Transaction Document, will not result in any conflict with, or result in a violation or breach of, (i) the Fundamental Documents of the Company or any of its Subsidiaries, (ii) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Subsidiary thereof is a party or by which any property or asset of the Company or such Subsidiary is bound, or (iii) any Applicable Law to which the Company or any Subsidiary thereof is subject or by which any property or asset of the Company or such Subsidiary is bound, except, in the case of clause (ii) above, such conflicts or violations which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the business, operations, properties, assets or financial condition of the Company and its Subsidiaries taken as a whole.

(d) When issued upon the terms and conditions of this Agreement (and paid for as contemplated by this Agreement), the Company Securities to be acquired by the Purchaser pursuant to Section 2(a) hereof will be validly issued and fully paid and non-assessable, with no personal liability attached to the ownership thereof and not subject to any preemptive rights, rights of first refusal or other similar rights of the stockholders of the Company (other than as set forth in the Fundamental Documents of the Company and its Subsidiaries and the Transaction Documents), and, based upon the representations and warranties of the Purchaser set forth in Section 3 hereof, will have been issued in compliance with applicable state and federal securities laws.

(e) No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement or the other Transaction Documents to which the Company is a party, except for (i) such filings required pursuant to applicable state and federal securities laws, which filings will be made within the statutory period and (ii) such filings with Marad as may be required by Marad in connection with the transactions contemplated by this Agreement.

(f) Subject in part to the truth and accuracy of the Purchaser’s representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Company Securities as contemplated by this Agreement are exempt from the registration requirements of the Securities Act and the qualification or registration requirements of applicable state blue sky laws.

Neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

(g) There is no action, suit, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary thereof by any Person that challenges the legality, validity or enforceability of this Agreement or any other Transaction Document to which the Company is a party (or the right of the Company to enter into this Agreement or any other Transaction Documents to which the Company is a party and to perform its obligations hereunder or thereunder).

5.	Conditions Precedent to Closing.

(a) Notwithstanding any other provision of this Agreement or any of the other Transaction Documents, the obligation of the Purchaser to consummate the Closing shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived in whole or in part by the Purchaser):

(i) There shall not be in force any order or decree, statute, rule or regulation by any Governmental Authority restraining, enjoining or prohibiting the consummation of the Closing.

(ii) Each of the representations and warranties of the Company contained in this Agreement and the other Transaction Documents to which the Company is a party shall be true and correct in all material respects as of the Closing (except that any such representation or warranty which speaks, by its terms, as of a specific date or time other than the Closing, shall be true and correct as of such date), and each of the covenants and agreements of the Company to be performed or complied with by the Company as of or prior to the Closing shall have been performed or complied with by the Company in all material respects.

(iii) The Company shall have delivered the certificates and the other documents (if any) required to be delivered by it pursuant to Section 2(b)(ii) in accordance with the provisions thereof.

(b) Notwithstanding any other provision of this Agreement or any of the other Transaction Documents, the obligation of the Company to consummate the Closing shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived in whole or in part by the Company):

(i) There shall not be in force any order or decree, statute, rule or regulation by any Governmental Authority restraining, enjoining or prohibiting the consummation of the Closing.

(ii) Each of the representations and warranties of the Purchaser contained in this Agreement and the other Transaction Documents to which the Purchaser is a party shall be true and correct in all material respects as of the Closing Date (except that the representation and warranty of the Purchaser set forth in Section 3(h) hereof shall be true and correct in all respects as of such date), and each of the covenants and agreements of the Purchaser to be performed or complied with by the Purchaser as of or prior to the Closing shall have been performed or complied with by the Purchaser in all material respects.

(iii) The Purchaser shall have paid the Purchase Price to the Company, by wire transfer of immediately available funds pursuant to payment instructions furnished by the Company to the Purchaser.

(iv) The Company shall have received the documents required to be received by the Company pursuant to Section 2(b)(ii) in accordance with the provisions thereof.

6.	Further Assurances.

Each party hereto agrees to execute and deliver any instrument and take any action that may reasonably be requested by any other party for the purpose of effectuating the provisions of this Agreement.

7.	Miscellaneous Provisions.

(a) Assignability; Binding Effect. Except as otherwise provided in this Section, no right under this Agreement shall be assignable and any attempted assignment in violation of this provision shall be void; provided, that, if, after the Closing, the Purchaser shall transfer or dispose of any Company Securities purchased by it under this Agreement to any Person (a “Transferee”) pursuant to the Stockholders Agreement, such transfer or disposal shall be conditioned on the execution and delivery by such Transferee (if not already a party to this Agreement) of a joinder agreement to this Agreement reasonably satisfactory to the Company, pursuant to which such Transferee will thereupon become a party to, and be bound by and obligated to comply with the terms and provisions of, this Agreement as a Purchaser hereunder. This Agreement, and the rights and obligations of the parties hereunder, shall be binding upon and inure to the benefit of any and all successors, permitted assigns, personal representatives and all other legal representatives, in whatsoever capacity, by operation of law or otherwise, of the parties hereto, in each case with the same force and effect as if the foregoing persons were named herein as parties hereto.

(b) Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, telecopied with confirmed receipt, sent by certified, registered, or express mail, postage prepaid, or sent by a national next-day delivery service to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice, and shall be deemed given when so delivered personally or telecopied, or if mailed, two business days after the date of mailing, or, if by national next-day delivery service, on the business day after delivery to such service as follows:

(i)	if to the Company, to it at:

H-Lines Holding Corp.

4064 Colony Road, Suite 200

Charlotte, North Carolina 28211

Attention: General Counsel

Telecopier No.: 704-973-7010

with a copy to:

Castle Harlan, Inc.

150 East 58th Street, 37th Floor

New York, New York 10155

Attention: Howard Weiss

          Marcel Fournier

Telecopier No.: 212-207-8042

and to:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, NY 10022

Attention: André Weiss, Esq.

Telecopier No.: 212-593-5955

(ii) If to the Purchaser, to it at:

James G. Cameron

(c) Applicable Law; Consent; Waiver of Jury Trial. This Agreement and the validity and performance of the terms hereof shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law or choice of law to the contrary. The parties hereto hereby agree that all actions or proceedings arising directly or indirectly from or in connection with this Agreement shall be litigated only in the Supreme Court of the State of New York or the United States District Court for the Southern District of New York located in New York County, New York. To the extent permitted by applicable law, the parties hereto consent to the jurisdiction and venue of the foregoing courts and consent that any process or notice of motion or other application to either of said courts or a judge thereof may be served inside or outside the State of New York or the Southern District of New York by registered mail, return receipt requested, directed to such party at its address set forth in this Agreement (and service so made shall be deemed complete five days after the same has been posted as aforesaid) or by personal service or in such other manner as may be permissible under the rules of said courts. EACH PARTY HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY ACTION BROUGHT UNDER THIS AGREEMENT OR ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(d) Entire Agreement; Amendments and Waivers. This Agreement, together with other Transaction Documents, sets forth the entire understanding of the parties with respect to the subject matter hereof. The failure of any party to seek redress for the violation of or to insist upon the strict performance of any term of this Agreement shall not constitute a waiver of such term and such party shall be entitled to enforce such term without regard to such forbearance. This Agreement may be amended only by the written consent of each party hereto, and each party hereto may take any action herein prohibited or omit to take action herein required to be performed by it, and any breach of or compliance with any covenant, agreement, warranty or representation may be waived only by the written waiver of the party against whom such action or inaction may negatively affect, but, in any case, such consent or waiver shall only be effective in the specific instance and for the specific purpose for which given.

(e) Headings, etc. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretations of the Agreement. The provisions of this Agreement shall be construed according to their fair meaning and neither for nor against any party hereto irrespective of which party caused such provision to be drafted.

(f) Severability. If any term, provision, covenant or restriction of this Agreement, or any part thereof, is held by a court of competent jurisdiction or any foreign federal, state, county or local government or any other governmental, regulatory or administrative agency or authority to be invalid, void, unenforceable or against public policy for any reason, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

(g) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

(h) Specific Performance. Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement, the non-breaching party would be irreparably harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto shall and do hereby waive the defense in any action for specific performance that a remedy at law would be adequate and that the parties hereto, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement in any action instituted in the Supreme Court of the State of New York or the United States District Court for the Southern District of New York, or, in the event such courts shall not have jurisdiction of such action, in any court of the United States or any state thereof having subject matter jurisdiction of such action.

(i) Survival of Covenants. All covenants, agreements, representations and warranties made herein or in any other document referred to herein or delivered to a party pursuant hereto or in connection herewith shall survive the execution and delivery to such party of this Agreement and of Company Securities.

(j) Brokers Fees, etc. Each party hereto represents and warrants to each other party that no broker’s, finder’s or placement fee or commission will be payable to any Person alleged to have been retained by such representing and warranting party with respect to the transactions contemplated by this Agreement. Each party hereto hereby indemnifies each other party against and agrees that it will hold each other party and each of such party’s affiliates (and each of the trustee, employees and other fiduciaries or agents of such party) harmless from any claim, demand or liability for any broker’s, finder’s or placement fee or commission alleged to have been incurred by such indemnifying party, including, without limitation, reasonable attorneys’ fees.

* * *

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

/s/ James G. Cameron
James G. Cameron

H-LINES HOLDING CORP.

By:	/s/ Charles G. Raymond
Charles G. Raymond
President and Chief Executive Officer

ANNEX I

Name	Number of Common Shares	Price Per Common Share	Price for Common Shares	Number of Preferred Shares	Price Per Preferred Share	Price for Preferred Shares	Total Purchase Price
James G. Cameron	2,291	$8.00	$18,328	18,168	$10.00	$181,680	$200,008

ANNEX II

INSTRUMENT OF ACCESSION

AMENDED AND RESTATED VOTING TRUST AGREEMENT

The undersigned, James G. Cameron, as a condition precedent to becoming the owner or holder of record of (i) Two-Thousand Two-Hundred Ninety-One (2,291) shares of Common Stock, par value $0.01 per share, of H-Lines Holding Corp., a Delaware corporation (the “Company”) and (ii) Eighteen-Thousand One-Hundred Sixty-Eight (18,168) shares of Series A Redeemable Preferred Stock, par value $0.01 per share, of the Company, hereby agrees to become a “Stockholder” under, a party to, and bound by, that certain Amended and Restated Voting Trust Agreement dated as of October 15, 2004, by and among the Company, each of the persons or entities listed on the signature pages thereof and the person whose name appears below as Voting Trustee (the “Voting Trustee”), as amended, restated, amended and restated, supplemented or otherwise modified through the date hereof. This Instrument of Accession shall take effect and shall become an integral part of said Amended and Restated Voting Trust Agreement immediately upon execution and delivery to the Voting Trustee of this Instrument.

IN WITNESS WHEREOF, the undersigned has caused this INSTRUMENT OF ACCESSION to be signed as of the date below written.

Signature:

Date: January 28, 2005

Accepted:

VOTING TRUSTEE:

By:
John K. Castle

Date:	January 28, 2005

ANNEX III

THIS VOTING TRUST CERTIFICATE HAS BEEN ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND NO INTEREST THEREIN MAY BE TRANSFERRED EXCEPT IN COMPLIANCE, ESTABLISHED TO SATISFACTION OF THE ISSUER, WITH SAID ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER BY THE SECURITIES AND EXCHANGE COMMISSION.

THIS VOTING TRUST CERTIFICATE AND THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFER PURSUANT TO A STOCKHOLDERS AGREEMENT ON FILE WITH H-LINES HOLDING CORP.

VOTING TRUST CERTIFICATE

H-LINES HOLDING CORP.

No.	V-103

Class:	Common Stock Shares: 2,291

Class:	Series A Redeemable
Preferred Stock Shares: 18,168

This certificate is evidence that James G. Cameron has deposited (i) Two-Thousand Two-Hundred Ninety-One (2,291) shares of Common Stock, $0.01 par value per share, of H-Lines Holding Corp., a Delaware corporation (“Holdings”), and (ii) Eighteen-Thousand One-Hundred Sixty-Eight (18,168) shares of Series A Redeemable Preferred Stock, $0.01 par value per share, of Holdings, with the Voting Trustee hereinafter named in accordance with the terms and conditions of the Amended and Restated Voting Trust Agreement (the “Agreement”) dated as of October 15, 2004, among Holdings, each of the persons or entities listed on the signature pages thereof and the person whose name appears below as Voting Trustee (the “Voting Trustee”), as amended, restated, amended and restated, supplemented or otherwise modified through the date hereof.

This certificate and the interest represented hereby is transferable on the books of the Trust only in accordance with the terms and conditions of the Agreement and any holder of this Certificate takes the same subject to all of the terms and conditions of the Agreement.

IN WITNESS WHEREOF, the Voting Trustee has signed this certificate as of the 28th day of January, 2005.

VOTING TRUSTEE:

John K. Castle

ANNEX IV

INSTRUMENT OF ACCESSION

STOCKHOLDERS AGREEMENT

The undersigned, James G. Cameron, as a condition precedent to becoming the owner or holder of record of (i) Two-Thousand Two-Hundred Ninety-One (2,291) shares of Common Stock, par value $0.01 per share, of H-Lines Holding Corp., a Delaware corporation (the “Company”) and (ii) Eighteen-Thousand One-Hundred Sixty-Eight (18,168) shares of Series A Redeemable Preferred Stock, par value $0.01 per share, of the Company, hereby agrees to become a “Stockholder” under, a party to, and bound by, that certain Stockholders Agreement dated as of July 7, 2004, by and among the Company and the other parties thereto, as amended by the First Amendment to Stockholders Agreement dated as of October 15, 2004, among such parties, and as further amended, amended and restated, supplemented or otherwise modified through the date hereof (the “Stockholders Agreement”). This Instrument of Accession shall take effect and shall become an integral part of the Stockholders Agreement immediately upon execution and delivery to the Company of this Instrument.

IN WITNESS WHEREOF, the undersigned has caused this INSTRUMENT OF ACCESSION to be signed as of the date below written.

Signature:

Date: January 28, 2005

Accepted:

H-LINES HOLDING CORP.

By:
Name:
Title:

Date:	January 28, 2005